UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 2, 2021

TREEHOUSE FOODS, INC.
(Exact Name of Registrant as Specified in Charter)

Commission File Number: 001-32504

Delaware			20-2311383
(State or Other Jurisdiction of Incorporation)			(IRS Employer Identification No.)

2021 Spring Road Suite 600	Oak Brook	IL	60523
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: (708) 483-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	THS	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.     Entry into a Material Definitive Agreement

On March 2, 2021, TreeHouse Foods, Inc., a Delaware corporation (the “Company”), entered into a cooperation agreement (the “Cooperation Agreement”) with JANA Partners LLC, a Delaware limited liability company (“JANA”).

Pursuant to the Cooperation Agreement, the Company has agreed to take such actions as are necessary to (i) elect John P. Gainor Jr. (the “JANA Nominee”) as an independent Company director in Class II of the Board for a term expiring at the Company’s 2022 annual meeting of stockholders (the “2022 Annual Meeting”), (ii) elect Kenneth I. Tuchman (the “Mutual Nominee” and, together with the JANA Nominee, the “Agreed Nominees”) as an independent Company director in Class III of the Board for a term expiring at the Company’s 2023 annual meeting of stockholders (the “2023 Annual Meeting”), and (iii) appoint the JANA Nominee to the Board’s Strategy and Long-Range Planning Committee (the “Strategy and Long-Range Planning Committee”) and Compensation Committee (the “Compensation Committee”).

Pursuant to the Cooperation Agreement, JANA will cause the irrevocable withdrawal of (i) the nomination notice, dated January 29, 2021, submitted to the Company by JANA Strategic Investments Benchmark Master Fund, L.P. (the “Fund”), and (ii) the Fund’s demand to inspect books and records pursuant to Section 220 of the General Corporation Law of the State of Delaware set forth in the Fund’s letter to the Company, dated February 16, 2021.

The Cooperation Agreement provides that if, during the Cooperation Period (as defined below), an Agreed Nominee resigns or otherwise refuses to or is unable to maintain his or her director role, (i) if such Agreed Nominee is the JANA Nominee, JANA will be entitled to designate a replacement director that is reasonably acceptable to the Board and (ii) if such Agreed Nominee is the Mutual Nominee, the Company and JANA will mutually agree on a replacement director. For purposes of the Cooperation Agreement, a replacement director for a JANA Nominee would be deemed the JANA Nominee, and a replacement director for the Mutual Nominee would be deemed the Mutual Nominee.

The JANA Nominee would be required to offer to resign from the Board in the event of a material breach by JANA of the Cooperation Agreement (if capable of being cured) is not cured within three business days after JANA receives notice of the material breach from the Company.

Under the terms of the Cooperation Agreement, JANA is subject to customary standstill restrictions during the “Cooperation Period,” which is the period from the date of the Cooperation Agreement until the date that is the earlier of (i) 45 calendar days prior to the expiration of the Company’s advance notice period for the nomination of directors at the 2022 Annual Meeting and (ii) December 15, 2021 (the “Termination Date”). Under the standstill restrictions, JANA may not, among other things and subject to certain exceptions, engage in transactions resulting in JANA’s beneficial or other ownership interest in the Company’s common stock reaching 12%; sell securities of the Company to a third party that, to JANA’s knowledge, would result in the third party having a beneficial or other ownership interest of more than 4.9% of the Company’s common stock; submit or support a proposal for an extraordinary transaction involving the Company; take any action with respect to the Company that would, or would reasonably be expected to, result in the Company having to make a public announcement or disclosure; seek or propose to influence or control the management or policies of the Company; seek a special meeting of the Company’s stockholders or submit any stockholder proposal; seek or propose to participate in the solicitation of proxies with respect to any securities of the Company; or enter into any discussions, negotiations, agreements or understandings with any third party with respect to the foregoing.

Under the Cooperation Agreement, JANA is required to appear in person or by proxy at any annual or special meeting of the Company’s stockholders held during the Cooperation Period and to vote in favor of the slate of directors nominated by the Board for election, against any action to remove any director from the Board, and in accordance with the recommendations of the Board on all other proposals or business that may be the subject of stockholder action, except that JANA may vote its shares in its sole discretion with respect to any proposal to authorize or approve specified extraordinary transactions, matters related to implementation of takeover defenses and new or amended incentive compensation plans submitted for stockholder approval. The Cooperation Agreement includes customary mutual non-disparagement obligations.

To enable the election to the Board of the Agreed Nominees in accordance with the Cooperation Agreement, the Board expanded the size of the Board from 12 directors to 14 directors. The Cooperation Agreement requires that, following the Company’s 2021 annual meeting of stockholders until the Termination Date, the number of directors of the Company constituting the Board not exceed 11.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Cooperation Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers

In accordance with the Cooperation Agreement, on March 2, 2021, the Board elected John P. Gainor Jr. to the Board as an independent Company director in Class II for a term expiring at the 2022 Annual Meeting, and Kenneth I. Tuchman to the Board as an independent Company director in Class III for a term expiring at the 2023 Annual Meeting. The Board has appointed Mr. Gainor to the Strategy and Long-Range Planning Committee and to the Compensation Committee and has appointed Mr. Tuchman to the Board’s Audit Committee (the “Audit Committee”). The Board has determined that Mr. Gainor and Mr. Tuchman are independent under the listing standards of the New York Stock Exchange and the Company’s Corporate Governance Guidelines. The Board has also determined that Mr. Gainor meets the enhanced independence requirements for service on the Compensation Committee and that Mr. Tuchman meets the additional independence and financial literacy requirements for service on the Audit Committee.

Mr. Gainor and Mr. Tuchman, as non-management directors of the Company, will receive compensation consistent with that received by the Company’s other non-management directors, as determined by the Board from time to time. Currently, non-management directors generally receive (i) an annual cash retainer of $90,000 and (ii) options and/or restricted stock units of the Company’s stock having a value determined by the Board. Currently, Audit Committee members receive an additional annual cash retainer of $7,500, and Compensation Committee members receive an additional annual cash retainer of $5,000. In the case of each of Mr. Gainor and Mr. Tuchman, for his first partial year of Board service, his annual cash retainers and the grant date fair value of his option and/or restricted stock unit award will be pro-rated.

Item 7.01.    Regulation FD Disclosure

A copy of the press release announcing the Cooperation Agreement and Mr. Gainor’s and Mr. Tuchman’s appointment to the Board is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Form 8-K under Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific referencing in such filing.

Item 9.01.    Financial Statements and Exhibits
(d)Exhibits:

Exhibit Number	Exhibit Description

10.1	Cooperation Agreement, dated March 2, 2021, by and between the Company and JANA Partners LLC
99.1	Press Release, dated March 2, 2021, announcing Cooperation Agreement with JANA Partners LLC and appointment of John P. Gainor Jr. and Kenneth I. Tuchman to the Board of Directors
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TreeHouse Foods, Inc.

Date:	March 2, 2021	By:	/s/ Thomas E. O’Neill
Thomas E. O’Neill

General Counsel, Executive Vice President, Chief Administrative Officer and officer duly authorized to sign on behalf of the registrant